UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2010

ARTISTRY PUBLICATIONS, INC.

(Exact name of registrant as specified in Charter)

Delaware	333-146942	20-8285559
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

239 Jianxin Road, Jiangbei District
Chongqing, People’s Republic of China 400000
(Address of Principal Executive Offices)

(86) 023-67755514
(Issuer Telephone number)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 23, 2010, the Registrant entered into a Securities Purchase Agreement (the “Agreement”) with 24 institutional and/or accredited investors (collectively the “Purchasers”) pursuant to which the Company sold $4,599,415 of units of its equity securities to the Purchasers in a private placement (the “Transaction). Each unit is comprised of 100,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), at a per share purchase price of $3.28 per share, and warrants to purchase up to 50,000 shares of Common Stock. At the closing of the Transaction on February 23, 2010 (the “Initial Closing”), the Registrant issued 1,402,262 shares of Common Stock (the “Shares”) and four-year warrants to purchase 701,126 shares of Common Stock (the “Warrants”). In connection therewith, the Registrant paid the placement agent a cash fee equal to $321,959.05 (7% of the gross proceeds from the Initial Closing). The Registrant will also issue to placement agent a four-year warrant to purchase up to 70,114 shares of Common Stock (5% of the total number of shares of Common Stock issued at the Initial Closing).

The Agreement includes customary representations and warranties by each party thereto. The following is a brief description of such additional terms and conditions of the Agreement and the Transaction that are material to the Registrant:

●	The Registrant agrees to grant to the Purchasers certain registration rights pursuant to a Registration Rights Agreement, which terms are further described below; and

●	The Registrant covenants to use its best efforts to meet the listing requirements for a senior exchange within six months after the closing of the Transaction.

The Warrants

The Warrants entitle each Purchaser to purchase up to 50% of the number of shares of Common Stock acquired by such Purchaser at the Initial Closing, and expire on the fourth anniversary of their issuance date (the “Termination Date”). The Warrants may be exercised on a “cashless” basis if, at any time after the first anniversary of their issuance date, there is no registration statement in effect registering the resale of the shares of Common Stock underlying the Warrants, provided that all Warrants outstanding on Termination Date shall be exercised on a cashless basis.

The exercise price of the Warrants is $4.10 per share, subject to certain adjustments:

●
If the Registrant issue rights to all holders of Common Stock (but not to holders of the Warrants) to purchase shares of Common Stock at a price per share less than the VWAP at the record date for determination of stockholders entitled to receive such rights, the exercise price shall be adjusted by multiplying a fraction, of which the denominator shall be the number of Common Stock outstanding on the issuance date of such rights plus the number of Common Stock issuable under such rights, and of which the numerator shall be the number of Common Stock outstanding on the issuance date of such rights plus the number of Common Stock issuable under such rights at the VWAP;

●
If the Registrant distribute evidence of its indebtedness or assets or rights to purchase any security other than the Common Stock to all holders of Common Stock (but not to holders of the Warrants), the exercise price shall be adjusted by multiplying a fraction, of which the denominator shall be the VWAP on the record date for determination of stockholders entitled to receive such distribution, and of which the numerator shall be such VWAP minus the then per share fair market value at such record date of the portion of such evidence of indebtedness or assets so distributed to one outstanding share of Common Stock as determined in good faith by the Registrant’s board of directors;

●	The exercise price is subject to proportional adjustment for stock splits, stock dividends, recapitalizations and the like; and

●	For purposes of the Warrants, VWAP is defined as the volume weighted average price of the Common Stock on the date a price determination is required.

The Registration Rights Agreement

The Registration Rights Agreement requires that a registration statement registering the resale of the Shares and the Common Stock underlying the Warrants (including any additional shares issuable resulting from the anti-dilution provisions of the Warrants) be filed with the SEC not later than 45 days from the final closing of the Transaction, and be declared effective by the SEC not later than 180 days from the final closing of the Transaction (or 210 days in the event of a full review by the SEC).  If the registration statement is not timely filed or timely declared effective, the Registrant shall be liable to each Purchaser for liquidated damages of 1% of such Purchaser’s purchase price per month until the registration statement is filed or declared effective, up to a maximum of 12% of such Purchaser’s purchase price.

The foregoing summary of the Agreement, the Warrants and the Registration Rights Agreement is qualified in its entirety by the form of such documents included as exhibits hereto and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The disclosures under Item 1.01 are incorporated in this Item 3.02 by reference.

The Shares and Warrants were issued to accredited investors in a private placement transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 506 of Regulation D promulgated thereunder. Neither the Shares nor the Warrants have been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Exhibit Title or Description
4.1	Form of Warrant issued to the Purchasers
99.1	Form of Securities Purchase Agreement, dated as of February 23, 2010, by and between the Registrant and the Purchasers
99.2	Form of Registration Rights Agreement, dated as of February 23, 2010, by and between the Registrant and the Purchasers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 24, 2010	ARTISTRY PUBLICATIONS, INC. (Registrant)

	By:	/s/ Michael Wang
Michael Wang Chief Financial Officer